EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-85628, 33-15102, 33-87662, 33-87664, and 333-17513; Form S-3 No.
333-63777, 333-63773, and 333-65125) of Techniclone Corporation of our report dated July 2, 1999, with respect to the consolidated financial statements and schedule of Techniclone Corporation included in the Annual Report (Form 10-K) for the year ended April 30, 1999.


                                          /s/ ERNST & YOUNG LLP

Orange County, California
January 27, 2000